UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2020

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

001-34942
(Commission File Number)

Delaware	77-0557980
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 217-7300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IPHI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.           Completion of Acquisition or Disposition of Assets.

On January 10, 2020, Inphi Corporation (the “Company”) completed the previously announced acquisition of eSilicon Corporation, a Delaware Corporation (“eSilicon”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated November 10, 2019, and amended on January 10, 2020, by and among the Company, Einstein Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), eSilicon and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as Securityholders’ Agent. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into eSilicon and eSilicon is the surviving corporation and wholly owned subsidiary of the Company (the “Merger”).

At the closing of the Merger, pursuant to the Merger Agreement, the Company paid approximately $216 million in cash, subject to certain adjustments including for cash, debt, working capital and transaction expenses, as well as the assumption of certain liabilities at the closing of the Merger. A portion of the consideration was placed into an escrow fund for 12 months (or up to 36 months in certain circumstances) following the closing for the satisfaction of certain indemnification obligations. In connection with the Merger, eSilicon sold its Vietnamese and Indian subsidiaries to Synopsys, Inc. prior to closing the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was originally filed as an exhibit to the Company’s Current Report on Form 8-K filed on November 12, 2019, and which is incorporated into this Item 2.01 by reference.

Item 7.01  Regulation FD Disclosure.

On January 13, 2020, the Company issued a press release announcing the completion of the Merger. A copy of the release is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The information in this Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01           Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of eSilicon required by Regulation S-X will be filed by an amendment to this Form 8-K. The amendment will be filed with the Securities and Exchange Commission (the “Commission”) no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(b) Pro forma financial information.

The pro forma financial information required by Regulation S-X will be furnished by an amendment to this Form 8-K. The amendment will be filed with the Commission no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(d) Exhibits

Exhibit	Description
No.

2.1

Agreement and Plan of Merger dated as of November 10, 2019 by and among the Registrant, Einstein Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant, eSilicon Corporation, a Delaware corporation, and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as Securityholders’ Agent (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on November 12, 2016, and incorporated herein by reference).*

2.2	Amendment No. 1 to Agreement and Plan of Merger dated January 10, 2020.
99.1	Press release dated January 13, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL).

_____________

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2020

INPHI CORPORATION

By:	/s/ Richard Ogawa
Richard Ogawa
General Counsel